Exhibit 10.1

AMENDMENT TO THE
ALPHATEC HOLDINGS, INC. AMENDED AND RESTATED 2005 EMPLOYEE,
DIRECTOR AND CONSULTANT STOCK PLAN

This Amendment to the Alphatec Holdings, Inc. Amended and Restated 2005 Employee, Director and Consultant Stock Option Plan, as amended (the “Amendment”), is made by the Board of Directors of Alphatec Holdings, Inc., a Delaware corporation (the “Company”), on July 30, 2014.

WHEREAS, the Company has adopted the Amended and Restated 2005 Employee, Director and Consultant Stock Option Plan, as amended (the “Plan”);

WHEREAS, Paragraph 30 of the Plan authorizes the Board of Directors of the Company to amend the Plan; and

WHEREAS, the Board of Directors of the Company deems it to be in the best interests of the Company to amend the Plan to provide for the issuance of restricted stock units as set forth in this Amendment.

NOW, THEREFORE, the Plan shall be amended as follows:

1.	The definition of the term “Stock Grant” set forth in Paragraph 1 of the Plan is hereby deleted in its entirety and replaced with the following:

“Stock Grant means a grant by the Company of Shares or a grant of restricted stock units representing a contingent entitlement of a Participant to receive Shares under the Plan based on the passage of time, performance or other condition.”

2.	The following new paragraph is hereby interested at the end of Paragraph 7 as a new subparagraph 7(d) of the Plan:
“(d) The Company intends that the Plan and any Stock Grants that are granted as restricted stock units hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under such Stock Grant (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in the Plan shall be construed to effect the intent as described in this Paragraph 7(d).”

Exhibit 10.1

3.	Paragraph 10 of the Plan entitled “Rights as a Shareholder” is hereby deleted in its entirety and replaced with the following:
“No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right except after due exercise of an Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s share register in the name of the Participant.”

4.	The following sentence is hereby inserted at the end of Paragraph 22 of the Plan:
“Upon the dissolution or liquidation of the Company, any outstanding Stock Grant that is a restricted stock unit shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.”

5.	The following new paragraph is hereby interested at the end of Paragraph 23 as a new subparagraph 23(e) of the Plan:
“(e)    Adjustments to Restricted Stock Unit Awards. Upon the happening of any of the events described in Subparagraphs (a), (b) or (c) above, any outstanding Stock Grant that is a restricted stock unit shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 23, including, but not limited to the effect of any, Corporate Transaction and Change of Control and, subject to Paragraph 4, its determination shall be conclusive.”

6.
Miscellaneous. Except as specifically amended hereby, the Plan shall continue to remain in full force and effect as before this Amendment, and this Amendment shall be effective with respect to any issuances made under the Plan following the effective date of this Amendment.

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I, Ebun S. Garner, Esq., as the General Counsel, Vice President and Secretary hereby certify that this Amendment was approved by the Company’s Board of Directors on July 30, 2014.
/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel, Vice President and Secretary

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